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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-86004) and Form S-3 (No. 333-39144) of Danielson Holding Corporation of our report dated March 26, 2002, except for the restatement, as to which the date is August 13, 2002 relating to the financial statements of American Commercial Lines LLC for the fiscal year ended December 28, 2001, which appears in this Form 10-K/A.


                                     /s/ PricewaterhouseCoopers LLP


Louisville, Kentucky
May 17, 2004